Exhibit 23.3
CONSENT OF RYDER SCOTT COMPANY, L.P.
We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630 and 333-159796) on Form S-8, and the Registration Statement (File No. 333-156025) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in the December 31, 2009 annual report on Form 10-K of Devon Energy Corporation.

Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

/s/ Ryder Scott Company, L.P.
Houston, Texas
February 24, 2010